UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2018

Driven Deliveries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-209836	32-0416399
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5710 Kearny Villa Road, Ste 205 San Diego, CA	92123
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 736-5693

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers	3

Item 9.01 Financial Statements and Exhibits	3

SIGNATURES	4

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On December 28, 2018, the Company’s Board of Directors appointed Matt Atkinson as a director of the Company, effective immediately, to serve until the next election of directors or appointment of their successors.

Set forth below is certain biographical information concerning Mr. Atkinson:

Matthew Atkinson (36)

Mr. Atkinson is currently the Managing Partner of M2 Equity Partners, a Corporate advisory company with principal offices in Minnesota.  M2 provides early stage capital and a variety of resources to innovative companies developing new technologies and services in software, biotech, e-commerce, telecom, gaming and cannabis industries. In addition, Mr. Atkinson has developed a successful track record of combining timely business and market strategies with effective management teams to launch and fund early-stage public companies.

Mr. Atkinson has served as the President and CEO of Elev8 Marketing LLC, a Minnesota limited liability company (“Elev8 Marketing”), since April 2010, and presently.  He also served as Vice President of Sales for Griffin International from August of 2008 to March of 2010.  Mr. Atkinson’s duties as President and CEO of Elev8 Marketing have included being accountable for over $500 Million in sales volume of complex product categories; directly managing a team of 19 account managers, business analysts and forecasting analysts; leading a cross functional team of 75 to develop product lines for over 37,000 retail stores; establishing relationships with senior level executives representing brands such as Microsoft, Apple, Nintendo, Disney and Proctor & Gamble; managing profit margins and forecasting in the North American markets, which increased market share from approximately 11% to approximately 72% in value video games; and as Senior Vice President of Sales and Marketing, oversaw all areas of sales, marketing, branding and distribution of the $60 Million Polaroid licensed consumer electronics business.  Mr. Atkinson received a B.S. in sports management from the University of Minnesota in 2005.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Driven Deliveries, Inc.

Dated: January 11, 2019	By:	/s/ Chris Boudreau
Name: Chris Boudreau
Title: Chairman, President, Chief Executive Officer

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